Exhibit 31.1

CERTIFICATION

I, Cynthia L. Sullivan, President and Chief Executive Officer of Immunomedics, Inc., certify that:

1.              I have reviewed the annual report on Form 10-K/A of Immunomedics, Inc.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 4, 2016

/s/ CYNTHIA L. SULLIVAN
Cynthia L. Sullivan
President and Chief Executive Officer